SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 1, 1999


                             First Bancorp, Inc.
                             -------------------
            (Exact Name of Registrant as specified in its charter)


Delaware                            333-72049               93-0166346
-----------------                   ---------               ------------------
(State or other                    (Commission              (IRS Employer
jurisdiction                       File Number)             Identification No.
of incorporation)

331 Dock St., Ketchikan, Alaska                                        99901
-------------------------------------                                 --------
Address of Principal Executive Office                                 Zip Code

Registrant's telephone number including area code  (907) 228-4219




(Former name or former address, if changed since last report)

                                               Newco Alaska, Inc. (see Item 5)

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Item 5. Other Events

        As of the close of business on June 1, 1999, First Bancorp, Inc., a registered bank holding company of First Bank, Ketchikan, Alaska, completed a reorganization to become an S corporation for income tax purposes. The reorganization was effected by means of a merger pursuant to an Agreement and Plan of Reorganization, dated March 15, 1999, of First Bancorp with and into Newco Alaska, Inc. (the registrant), with Newco Alaska being the surviving corporation under the name "First Bancorp, Inc." The registrant was organized in January, 1999 solely for the purpose of completing the reorganization, and prior to consummation had no material assets or operations.

        The Agreement and Plan of Reorganization provided that eligible shareholders would receive one share of the registrant's common stock for each share of First Bancorp common stock held as of the effective date of the reorganization. All other shareholders received cash in the amount of $175.00 per share. Newco Alaska filed a registration statement on Form S-4 covering the shares issued in the reorganization. The registration statement was declared effective on March 26, 1999.




Item 7.  Financial Statements and Exhibits

        (a) Financial statements of business acquired.

            Not applicable.


        (b) Exhibits.

            The following exhibits are being filed herewith and this list shall constitute the exhibit index:

        Exhibit

        2 Agreement and Plan of Reorganization, dated March 15, 1999, by and between First Bancorp, Inc. and Newco Alaska, Inc., incorporated by reference to the registration statement on Form S-4 (Commission File No. 333-72049) as declared effective March 26, 1999.



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST BANCORP, INC.
                                        (Registrant)



Date: July 20, 1999                 By:  /s/ William G. Moran, Jr.
                                       ---------------------------------------
                                         William G. Moran, Jr.
                                         President and Chief Executive Officer



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